Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint Melanie S. Cibik and S. Paul Sassalos, or either one of them, our true and lawful attorneys and agents, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Teledyne Technologies Incorporated 401(k) Plan, as amended and as may from time to time be amended (the “401(k) Plan”), which registers 1,000,000 additional shares of Common Stock, par value $0.01 per share (“Common Stock”), for and under the 401(k) Plan, in our name and on our behalf in our capacities as directors of Teledyne, and to do any and all acts or things, in our name and on our behalf in our capacities as directors of Teledyne, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of July 21, 2026.

President and Chief Executive Officer and Director (Principal Executive Officer)
George C. Bobb III

Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen F. Blackwood

Senior Vice President and Controller (Principal Accounting Officer)
Cynthia Y. Belak

Executive Chairman and Director
Robert Mehrabian

/s/ Laura A. Black Laura A. Black	Director

/s/ Michelle A. Kumbier Michelle A. Kumbier	Director

/s/ Simon M. Lorne Simon M. Lorne	Director

/s/ Robert A. Malone Robert A. Malone	Director

/s/ Vincent J. Morales Vincent J. Morales	Director

/s/ Jane C. Sherburne Jane C. Sherburne	Director

/s/ Michael T. Smith Michael T. Smith	Director

/s/ Wesley W. von Schack Wesley W. von Schack	Director

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